EXHIBIT 23.1

                          INDEPENDENT AUDITOR'S CONSENT

The Board of Directors
Apollo International of Delaware, Inc.

Apollo Beach, FL

         We consent to the incorporation of our report dated February 27, 1998 (except with respect to the matter discussed in Note 16, as to which the date is March 19, 1998) with respect to the consolidated financial statements of Apollo International of Delaware, Inc. as of and for the two years ended December 31, 1998 in the Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997 of Apollo International of Delaware, Inc.

                                        /s/ MOST HOROWITZ & COMPANY LLP
                                        -------------------------------
                                        Certified Public Accountants

New York, New York
April 15, 1998